UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 1, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.
Also as previously disclosed, on March 17, 2015, the Company and certain unaffiliated holders of the Company’s previously issued convertible notes (collectively, the “Backstop Lenders”) entered into an Amended and Restated Commitment Letter (the “Commitment Letter”) pursuant to which the Backstop Lenders have committed to provide debtor-in-possession financing (the “DIP Financing”) to the Company in an amount equal to $95 million.
Item 7.01. Regulation FD Disclosure.
Cleansing Material
On May 14, 2015, the Company entered into a series of confidentiality agreements (the “Confidentiality Agreements”) with certain of the Backstop Lenders (collectively, the “Restricted Parties”) relating to the DIP Financing and a possible intercompany agreement among certain of the Debtors (the “Intercompany Agreement”, and together with the DIP Financing, the “Possible Transactions”). Under the Confidentiality Agreements, the Company engaged the Restricted Parties in discussions regarding the Possible Transactions, and provided them with certain confidential information concerning the Company.
The Company agreed under the Confidentiality Agreements to disclose publicly certain information disclosed to the Restricted Parties under the Confidentiality Agreements after a specified period of time if certain conditions were met. Specifically, under the Confidentiality Agreements, the Company is obligated to make public a document (a “Cleansing Document”) containing financial information that constitutes material non-public information. This Current Report on Form 8-K constitutes a Cleansing Document that satisfies the Company’s disclosure obligations under the Confidentiality Agreements. The material non-public information hereby disclosed is summarized below:

•
Between May 14 and May 31, 2015, the Company’s management engaged with the Restricted Parties, the official committee of unsecured creditors, the independent director of GT Advanced Technologies Limited (“GT HK”) and Citigroup Financial Products (collectively, the “Parties”) to discuss the principal terms to be included in a global settlement of a variety of intercompany issues by and between GTAT Corporation and GT HK (the “Intercompany Resolution”), both of which are Debtors and subsidiaries of the Company. The Parties were provided with presentation materials that included slides dated May 12, 2015 (the “Presentation”). Portions of the Presentation containing material information not previously disclosed publicly (or derivable from public information) are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

•	The Company provided the Parties with a summary of certain financial information relevant to the Possible Transactions, which is furnished as Exhibit 99.2 to this Current Report on Form 8‑K.
The Confidentiality Agreements also obligated the Company to provide certain disclosures in the event that a motion disclosing the material terms of a Possible Transaction has not been filed with the Bankruptcy Court within a certain time period. In particular, the Company is required to disclose (i) that it has not reached any agreement regarding the Intercompany Claims and that the terms of the DIP

Financing as set forth in the Commitment Letter have not been modified, and (ii) the last term sheet regarding a Possible Transaction, together with summaries of any other proposals in connection therewith.
Pursuant to the Confidentiality Agreements, the Company hereby confirms that it has not reached any agreement regarding the Intercompany Claims, and that the terms of the DIP Financing as set forth in the Commitment Letter have not been modified. A summary of a term sheet and other proposals in connection with Possible Transactions appears below:

•
On May 20, 2015, the Company provided to the Parties a proposed term sheet with respect to the Intercompany Resolution (the “Settlement Proposal Regarding Intercompany Claims”).  The Settlement Proposal Regarding Intercompany Claims is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

•
The Restricted Parties provided a response and counterproposal (the “Restricted Parties Counterproposal”), dated as of May 22, 2015, to the Settlement Proposal Regarding Intercompany Claims.  The Restricted Parties Counterproposal, as modified on May 28, 2015, is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

•
Citigroup Financial Products submitted its own counterproposal (the “Citigroup Counterproposal”), dated May 27, 2015, to the Settlement Proposal Regarding Intercompany Claims.  The Citigroup Counterproposal is furnished as Exhibit 99.5 to this Current Report on Form 8-K.

Recent Fire at Former Sapphire Manufacturing Plant in Mesa, Arizona
On June 1, 2015, the Company issued a press release providing an update about a recent fire at the Company’s former sapphire manufacturing plant in Mesa, Arizona. The full text of the press release is furnished as Exhibit 99.6 to this Current Report on Form 8-K.
The information under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
Cautionary Statement Regarding Forward-Looking Statements
The statement disclosed above contains certain forward-looking information, including, but not limited to, financial projections regarding the Company’s operations. The forward-looking statements are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company's control and may cause actual future results to differ materially from our current expectations. Statements of management's expectations are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition. Factors that could affect our results include, but are not limited to: (i) market demand for the Company's equipment , (ii) the ability of the Company and its subsidiaries to continue as a going concern, (iii) the ability of the Company to obtain debtor-in-possession financing in adequate amounts; (iv) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (v) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, and (vi) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents.

Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in GT Advanced Technologies Inc.’s filings with the Securities and Exchange Commission, including (but not limited to) the statements under the heading “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The statement disclosed above should be evaluated in light of these important factors. The statement represents GT Advanced Technologies Inc.’s expectations and beliefs as of the date such statement was made. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Presentation Regarding Intercompany Resolution
99.2	Summary of Certain Financial Information
99.3	Settlement Proposal Regarding Intercompany Claims
99.4	Restricted Parties Counterproposal to Settlement Proposal Regarding Intercompany Claims
99.5	Citigroup Financial Products Counterproposal to Settlement Proposal Regarding Intercompany Claims
99.6	Press Release issued June 1, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: June 1, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary